News ONEOK Schedules 2018 Annual Meeting of Shareholders; Sets Record Date TULSA, Okla. – Feb. 22, 2018 – ONEOK, Inc. (NYSE: OKE) will hold its 2018 annual meeting of shareholders at 9 a.m. Central Daylight Time on May 23, 2018. The meeting also will be audio webcast on ONEOK’s website, www.oneok.com. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 26, 2018. What: ONEOK, Inc. 2018 Annual Meeting of Shareholders When: 9 a.m. CDT, May 23, 2018 Where: ONEOK Plaza, 100 West 5th Street, Tulsa, Oklahoma How: Log on to the webcast at www.oneok.com ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, follow us on Twitter @ONEOKNews. ### February 22, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026